Exhibit 10.8

Resource Capital Funds
1400 Sixteenth Street
Denver, Colorado 80202

February 9, 2017

Esousa Holdings LLC

Re: Termination of Note Purchase Agreement

To Whom It May Concern:

Resource Capital Fund V L.P. (“RCF V”) and Esousa Holdings LLC (“Esousa”) are parties to a Note Purchase Agreement dated December 5, 2016 (the “Note Purchase Agreement”), pursuant to which RCF V agreed to sell and Esousa agreed to purchase the outstanding principal and interest under a Promissory Note dated November 13, 2013 (the “Note”) issued by Uranium Resources, Inc. (the “Company”) to RCF V. RCF V has been advised by the Company that the Company intends to immediately repay all amounts outstanding under the Note.

Accordingly, RCF V and Esousa hereby agree to terminate the Note Purchase Agreement by mutual consent, including all obligations of RCF V and Esousa relating to the purchase and sale of the Second Installment (as defined in the Note Purchase Agreement) of the Note, effective upon signature by both parties hereto.

Sincerely,

Resource Capital Fund V L.P.

By: Resource Capital Associates V L.P., its general partner

By: RCA V GP Ltd., its general partner

/s/ Catherine J. Boggs

Catherine J. Boggs, General Counsel

AGREED, AS OF FEBRUARY 9, 2017:

Esousa Holdings LLC

By: /s/ Rachel Glicksman

Name: Rachel Glicksman

Title: Managing Member